Exhibit 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Mark A. Fletcher, Interim Chief Executive Officer and President of Generex Biotechnology Corporation (the "Company"), and Rose C. Perri, Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:

1.           The Company's Quarterly Report on Form 10-Q for the period ended October 31, 2010 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: December 10, 2010	By: /s/ Mark A. Fletcher
Mark A. Fletcher
Interim President & Chief Executive Officer
(Principal Executive Officer)

DATE: December 10, 2010	By: /s/ Rose C. Perri
Rose C. Perri
Chief Financial Officer
(Principal Financial and Accounting Officer)